UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 16, 2011

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Mssrs. Gibbard and Huang

On September 17, 2011, the Board of Directors of the Altair Nanotechnologies Inc. (the “Company” or “Altair”) appointed H. Frank Gibbard, Ph.D., age 70 as President and Chief Executive Officer of the Company, effective September 18, 2011.   Prior to joining the Company, Dr. Gibbard worked as a technical consultant conducting research and development on lithium ion batteries, direct methanol fuel cells, and redox flow batteries for bulk energy storage, as President of Gibbard Research and Development Corporation beginning in 2003 through his appointment with Altair as well as from 1995 to 1996.  From 1996 to 2003, Dr. Gibbard served as Chief Executive Officer of H Power Corporation, taking that company from startup through initial public stock offering and commercial production of products.  From 1991 to 1995, Dr. Gibbard served as Vice President of R&D and Advanced Engineering of Duracell Inc.  Dr. Gibbard also worked for Power Conversion Inc. (1986–1991) as Vice President Technology and for Gould Inc. (1976–1986) as a Program Manager and Corporate Fellow.  Dr. Gibbard earned a B.S. in Chemistry from the University of Oklahoma and a Ph.D. in Physical Chemistry from the Massachusetts Institute of Technology.

On September 17, 2011, the Board of Directors of the Company appointed Stephen B. Huang, age 38, as Vice President and Chief Financial Officer effective September 18, 2011.  Prior to joining the Company, Mr. Huang served as Chief Financial Officer Consultant to Robert Half International, Inc. where he provided interim and consulting CFO, project leadership, and advisory services to a variety of clients from September 2010 through his appointment with Altair.  From February 2010 through September 2010, Mr. Huang served as Chief Financial Officer of Unigen Corporation.  From December 2005 through January 2010, Mr. Huang served as Chief Financial Officer, Corporate Secretary and Vice President of Penguin Computing, Inc.  Mr. Huang also worked for Candescent Technologies Corporation (1999–2005) as a Corporate Officer, Vice President Finance, and Corporate Controller, for Intel Corporation (1998–1999) as a Manager, Corporate Finance, for Innovative Interfaces, Inc. (1995–1998) as Assistant Corporate Controller, and for Great Western Financial Corporation (1992–1995) as a Banker, Analyst.  Mr. Huang received his bachelor’s degree in Business Administration (Finance and Accounting) from San Francisco State University, College of Business.

Employment Agreement for Dr. Gibbard

Effective as of September 18, 2011, the Company entered into an employment agreement with Dr. Gibbard.  Under the employment agreement, Dr. Gibbard is entitled to an annual base salary equal to $280,000, special year-end performance pay of up to $45,000 based upon personal performance against targets established by the Company’s Board of Directors, an annual bonus target opportunity in an amount, and based upon corporate measures, to be determined by the Company Board of Directors, and standard health and other benefits.  The Company has also agreed to grant Dr. Gibbard an option to purchase 400,000 common shares under its stock incentive plan. The employment agreement includes terms related to protection of confidential information and 12-month non-competition and non-solicitation covenants, and Dr. Gibbard is required to sign the Company’s standard agreement related to assignment of inventions.

If Dr. Gibbard’s employment is terminated by the Company without cause or by Dr. Gibbard for good reason, which includes, among other things, (a) a material breach by the Company of any of its obligations, duties, agreements, representations or warranties under the employment agreement, (b) the Company requiring Dr. Gibbard to relocate his place of employment without Dr. Gibbard’s consent, or (c) a material adverse change in Dr. Gibbard’s title, position, and/or duties 90 days before or within one year after a change of control, Dr. Gibbard is entitled to a severance benefit equal to (i) his base salary for the remainder of the agreement’s initial two-year term, if the termination occurs prior to the expiration of such term (with a minimum period of four months), or his base salary for a period of two months for each year of employment with the Company if the termination occurs on or after the expiration of the agreement’s initial two-year term, and (ii) health benefits for eighteen months, all subject to any applicable limitations imposed by Section 409A of the Internal Revenue Code.  Dr. Gibbard is not entitled to any severance if his employment is terminated at any time by the Company with cause or by Dr. Gibbard without good reason.

Employment Agreement for Mr. Huang

Effective as of September 18, 2011, the Company entered into an employment agreement with Mr. Huang. Under the employment agreement, Mr. Huang is entitled to an annual base salary equal to $200,000, special year-end performance pay of up to $25,000 based upon personal performance against targets established by the Company’s Board of Directors, an annual bonus target opportunity in an amount, and based upon corporate measures, to be determined by the Company Board of Directors, and standard health and other benefits.  The Company has also agreed to grant Mr. Huang an option to purchase 200,000 common shares under its stock incentive plan. The employment agreement includes terms related to protection of confidential information and 12-month non-competition and non-solicitation covenants, and Mr. Huang is required to sign the Company’s standard agreement related to assignment of inventions.

If Mr. Huang’s employment is terminated by the Company without cause or by Mr. Huang for good reason, which includes, among other things, (a) a material breach by the Company of any of its obligations, duties, agreements, representations or warranties under the employment agreement, (b) the Company requiring Mr. Huang to relocate his place of employment without Mr. Huang’s consent, or (c) a material adverse change in Mr. Huang’s title, position, and/or duties 90 days before or within one year after a change of control, Mr. Huang is entitled to a severance benefit equal to (i) his base salary for two months if the termination occurs during the six-months following the effective date, or his base salary for a period of two months for each year of employment with the Company if the termination occurs on or after the expiration of the six-month anniversary of the agreement’s effective date, and (ii) health benefits for eighteen months, all subject to any applicable limitations imposed by Section 409A of the Internal Revenue Code.  Mr. Huang is not entitled to any severance if his employment is terminated at any time by the Company with cause or by Mr. Huang without good reason.

Termination of Employment of Mssrs. Copeland and Fallini

Effective as of September 17, 2011, Terry Copeland was terminated as President and Chief Executive Officer of the Company and also effective as of September 17, 2011, John Fallini was terminated as the Company’s Chief Financial Officer and Secretary.

Mr. Copeland also resigned as a member of the Company’s Board of Directors as of September 17, 2011.

Under the terms of their employment agreements, absent a breach of certain post-separation covenants, each of Mr. Copeland and Mr. Fallini are entitled to severance payments upon the condition that each executes a release in form and substance reasonably satisfactory to the Company.  The severance benefit for Mr. Copeland consists of (a) the payment of current base salary of $325,000 for a period of 12 to 16 months, plus (b) a bonus payment, payable within 30 days of the execution of the release, of approximately $184,600, calculated as 80% of his base salary, prorated for the number of days elapsed in 2011, plus (c) 18 months of subsidized health benefits.   The severance benefit for Mr. Fallini consists of (a) the payment of current base salary of $230,000 for a period of 12 months, plus (b) a bonus payment, payable within 30 days of the execution of the release, of approximately $97,980, calculated as 60% of his base salary, prorated for the number of days elapsed in 2011, plus (c) 18 months of subsidized health benefits.

Resignation of Mr. Lortie

Mr. Pierre Lortie has submitted his resignation from the Company’s Board of Directors effective September 16, 2011.  Mr. Lortie’s resignation was not the result of any disagreement with the Company regarding the Company’s operations, policies or practices.  The Company does not anticipate filling the open Board of Directors position at this time.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

99.1
Press release issued by Altair Nanotechnologies, Inc. dated September 22, 2011 entitled “Dr. H. Frank Gibbard Appointed Altair President and Chief Executive Officer; Stephen B. Huang Appointed Vice President and Chief Financial Officer”

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: September 22, 2011	By:	/s/ Stephen Balogh
Stephen Balogh, Vice President Human Resources

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